Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 24, 2012, relating to the financial statements, which appears in this Annual Report on Form 10-K for the year ended February 28, 2013.

/s/ MEEKS INTERNATIONAL, LLC
Tampa, Florida
May 14, 2013